UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2013

First BanCorp.
__________________________________________
(Exact name of registrant as specified in its charter)

Puerto Rico	001-14793	66-0561882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1519 Ponce de Leon Ave., PO Box 9146, San Juan, Puerto Rico		00908-0146
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	787-729-8041

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06 Material Impairments.

Late in the day on May 10, 2013, First BanCorp (the "Corporation"), the financial holding company of FirstBank Puerto Rico (the "Bank"), received notice from its counsel that the Motion for Summary Judgment filed by the Bank in a lawsuit in the United States Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court") in which Barclays Capital Inc. ("Barclays") was the adverse party had been denied and that Barclays’ Motion for Summary Judgment had been granted. The Bank intends to appeal the Bankruptcy Court’s decision denying its Motion for Summary Judgment.

The Bank had instituted this lawsuit against Barclays in December 2009 to recover securities (or the cash equivalent thereof) that were posted as collateral with Lehman Brothers, Inc. ("LBI") in connection with certain interest hedge agreements that the Bank had executed with Lehman Brothers Special Financing, Inc., an LBI subsidiary ("LBSF"), prior to LBI’s bankruptcy. The collateral, consisting of mortgage backed securities (the "Pledged Securities") having an aggregate value of approximately $64 million, had been posted pursuant to an ISDA Master Agreement and Credit Support Annex executed with LBSF.

Since the second quarter of 2009, the Corporation classified the Pledged Securities as a non-performing asset with a book value of $64.5 million. Because of the Bankruptcy Court’s May 10, 2013 decision, the Corporation has determined that it is probable that the asset has been impaired and will recognize a non-cash charge associated with the impairment of approximately $64.5 million, plus $2.1 million in accrued interest, during the second quarter of 2013 to write off the carrying value of the Pledged Securities. The Corporation does not anticipate that this impairment charge will result in future cash expenditures by the Corporation other than additional costs relating to the appeal of the Bankruptcy Court's decision.

In addition to this lawsuit, the Corporation continues to pursue its claim filed in the Bankruptcy Court in January 2009 in the proceedings under the Securities Investor Protection Act ("SIPA") with regard to LBI. The Corporation’s claim was filed on the basis that under SIPA the Corporation was a "customer" that "entrusted" the Pledged Securities to LBI, the broker dealer, for safe keeping, and, accordingly, should be afforded protection thereunder. The Corporation’s claim has not yet been resolved by the Bankruptcy Court.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First BanCorp.

May 13, 2013	By:	/s/ Lawrence Odell

Name: Lawrence Odell
Title: Executive Vice President and General Counsel